Exhibit 10.47

SUMMARY OF EXECUTIVE OFFICER BENEFITS

AND BOARD OF DIRECTORS BENEFITS AND FEES *

Description of Benefit	Eligible Positions	Amount/Schedule
Club Memberships	Chief Executive Officer, Chief Operating Officer, President, Consumer Solutions	Club Membership, not including dues

Sprint Nextel Long-Distance Telephone and Wireless Service (1)	Board of Directors	Actual usage (continues after retirement for up to 120 months for legacy Sprint Directors with 5 years or more service) and use of Sprint PCS and IDEN handsets, accessories, equipment and replacement parts related to this service.

Sprint Nextel Long-Distance Telephone Service (1)	Executive Officers	Legacy Sprint: Actual usage (continues after retirement)

Personal use of corporate aircraft	Chief Executive Officer	Under an executive security program established by the Human Capital and Compensation Committee, the CEO is required to use Sprint Nextel aircraft for personal as well as business travel. Sprint Nextel provides these security services for its benefit rather than as a personal benefit or perquisite for the CEO.

	Executive Officers	The CEO must pre-approve any proposed personal use of the corporate aircraft for personal reasons.

Executive Physical	Legacy Sprint Executive Officers	Reimbursement for Annual Physical Examination

Separation	Executive Officers (unless otherwise provided in an individual agreement with an officer)

Legacy Sprint: 1 year salary and benefits continuation plus lump sum bonus payment at conclusion of one year period equal to 80 percent of target opportunity

Legacy Nextel: Benefits set forth in Nextel Change of Control Retention Bonus and Severance Pay Plan

Description of Benefit	Eligible Positions	Amount/Schedule
Fees	Board of Directors

Annual retainer - $70,000/year

Additional Annual retainer for Lead Directors - $75,000/year

Committee Chair additional annual retainer

Audit Committee - $20,000

Human Capital and Compensation Committee - $15,000

Other Committees - $10,000

Board and Committee Meeting Fees - $2,000/ meeting

Telephonic Board and Committee Meeting Fees-$1,000/meeting

Annual award of $100,000 in restricted stock units

*	This summary is effective beginning March 1, 2006 and replaces the schedule filed as Exhibit 10(dd) to Sprint Nextel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.
(1)	Sprint reimburses for income taxes associated with these benefits.

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